                                                                   EXHIBIT 10.31





                            STOCK PURCHASE AGREEMENT


                                    between


                             COMSTOCK GROUP, INC.,


                                      and


                             LKC ACQUISITION CORP.






                           Dated as of April 3, 1997

                               TABLE OF CONTENTS


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                                                                       Page
                                                                       ----

                                   ARTICLE I
Section 1.1   Specific Definitions....................................   2
Section 1.2   Other Terms.............................................   5
Section 1.3   Other Definitional Provisions ..........................   5

                                   ARTICLE II
                          PURCHASE AND SALE OF SHARES

Section 2.1   Purchase and Sale of Shares.............................   6
Section 2.2   Purchase Price Adjustments..............................   8
Section 2.3   Effective Date; Closing; Delivery.......................
                and Payment Effective Date............................   9

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1   Organization and Authority
                of Seller.............................................  10
Section 3.2   Capitalization of LKC...................................  12
Section 3.3   Consents and Approvals..................................  12
Section 3.4   No Other Representations
                or Warranties.........................................  13

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1   Organization and Authority of Buyer.....................  13
Section 4.2   Financial Capability....................................  15
Section 4.3   Securities Act..........................................  15
Section 4.4   Consents and Approvals..................................  15
Section 4.5   No Other Representations
                or Warranties.........................................  15

                                   ARTICLE V
                                  TAX MATTERS

Section 5.1   Tax Sharing.............................................  16
Section 5.2   Tax Indemnification.....................................  16
Section 5.3   Tax Returns.............................................  18
Section 5.4   Contest Provisions......................................  20
Section 5.5   Assistance and Cooperation..............................  21
Section 5.6   Post-Closing Actions Which
                May Affect Seller's Liability
                for Taxes.............................................  23



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
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
Section 5.7   Computation of Losses Subject
                to Indemnification....................................  23
Section 5.8   Transfer Taxes..........................................  23
Section 5.9   Alternative Minimum Tax Credits.........................  23

                                   ARTICLE VI

                        CERTAIN COVENANTS AND AGREEMENTS
                              OF SELLER AND BUYER

Section 6.1   Conduct of Business.....................................  24
Section 6.2   Certain Obligations of the Parties......................  25
Section 6.3   Retention of Books and Records..........................  26
Section 6.4   Closing Date Financial Information......................  27
Section 6.5   Registrations, Filings and Consents.....................  28
Section 6.6   Further Assurances......................................  28

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

Section 7.1   Conditions to Obligations of Buyer......................  28
Section 7.2   Conditions to Obligations of Seller.....................  30

                                  ARTICLE VIII
                                  TERMINATION

Section 8.1   Termination.............................................  31
Section 8.2   Effect of Termination...................................  32

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

Section 9.1   Survival of Representations,
                Warranties, Covenants and
                Agreements; Knowledge of Breach.......................  32
Section 9.2   Indemnification.........................................  34
Section 9.3   Method of Asserting claims, etc.........................  36

                                   ARTICLE X
                                 MISCELLANEOUS

Section 10.1  Amendment and Modification; Waiver......................  39
Section 10.2  Expenses................................................  40
Section 10.3  Public Disclosure.......................................  40
Section 10.4  Assignment..............................................  41
Section 10.5  Entire Agreement........................................  41
Section 10.6  Fulfillment of Obligations..............................  41
Section 10.7  Parties in Interest; No
                Third Party Beneficiaries.............................  41



                                      -ii-
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
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
      Section 10.8   Schedules ..................................................   42
      Section 10.9   Counterparts ...............................................   42
      Section 10.10  Section Headings ...........................................   42
      Section 10.11  Notices ....................................................   42
      Section 10.12  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                          SELECTION OF FORUM                                        43
      Section 10.13  Severability ...............................................   44

SCHEDULES

Schedule 2.1        LKC Accounting Policies

Schedule 3          Consents

Schedule 5.2(a)     Election under Section 338(h)(10)

Schedule 5.2(b)     LKC State Income Tax Payments

Schedule 7.2(b)     Form of Opinion of Counsel of Buyer

         STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 3, 1997, among Comstock Group, Inc., a corporation organized under the laws of New York ("Seller"), and LKC Acquisition Corp., a corporation organized under the laws of Delaware ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of L.K. Comstock & Company, Inc., a corporation organized under the laws of New York ("LKC" or the "Company") (consisting of 1,200 shares of common stock, par value $0.25 per share (the "Shares"));

         WHEREAS, Seller desires to sell the Shares to certain members of the current management of LKC ("Management"), as more specifically provided herein;

         WHEREAS, Management has incorporated Buyer for the purposes of acquiring the Shares;

         WHEREAS, it is the intention of the parties that, following the acquisition of the Shares by Buyer, LKC will continue its operations and conduct its business substantially as conducted and operated prior to the date hereof;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I

         Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.

         "Agreement" shall mean this Agreement and all Schedules hereto.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized or obligated by law or executive order to close.

         "Buyer" shall have the meaning set forth in the Preamble.

         "Claim Notice" shall have the meaning set forth in Section 9.3(b).

         "Closing" shall have the meaning set forth in Section 2.3(b).

         "Closing Date" shall have the meaning set forth in Section 2.3(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the Preamble.

         "Deductible" shall have the meaning set forth in Section 9.1(a).

         "Effective Date" shall mean January 1, 1997.

         "Election" shall have the meaning set forth in Section 5.2(a).

         "Encumbrances" shall have the meaning set forth in Section 3.2.

         "Indemnified Party" shall have the meaning set forth in Section 9.2(a).

         "Indemnifying Party" shall have the meaning set forth in Section
9.2(a).

         "LKC" shall have the meaning set forth in the Preamble.

         "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, properties, operations or results of operations of LKC other than as may arise from changes in general economic conditions or the construction business generally or as a result of the public disclosure of the transactions contemplated by this Agreement.

         "Notice Period" shall have the meaning set forth in Section 9.3(b).

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

         "Pre-Closing Tax Period" shall have the meaning set forth in Section 5.2(b).

         "Purchase Price" shall have the meaning set forth in Section 2.1(b).

         "Safe Harbor Lease" shall mean the agreement between American Airlines, Inc. and LKC regarding the participation of LKC in the purchase of the Federal Income Tax benefits in one Boeing 767 aircraft to be owned and operated by American Airlines, Inc., including all Schedules and Exhibits thereto, dated December 15, 1983.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" shall have the meaning set forth in the Preamble.

         "SGI" shall mean Spie Group, Inc., a corporation organized under the laws of Delaware.

         "SGI Note" shall mean the note between SGI and Seller, which was transferred by Seller to LKC on December 31, 1995, originally in the amount of $7,115,124 and subsequently reduced such that as of the date hereof there remains $3,615,124 in principal and $1,129,669 in accrued interest owing thereunder.

         "Shares" shall have the meaning set forth in the Preamble.

         "63rd and White Plains Projects" shall mean New York City Transit Authority project Contracts (a) C-20204,

63rd Street Line to Queens Boulevard, Connection Track and Signal Work, "B" Division (BMT and IND) in the Borough of Queens, and (b) S-32336, White Plans Line, Bronx Park East to 241st Street Station, Signal System Modernization, "A" Division in the Borough of the Bronx.

         "Tax Returns" shall mean all federal, state, local or foreign tax returns, tax reports, and declarations of estimated tax.

         "Taxes" shall mean all federal, state, local or foreign income, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Third Party Claim Notice" shall have the meaning set forth in Section 9.3(b).

         Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

         Section 1.3 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "dollars" and "$" shall mean United States dollars.

                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES

                  Section 2.1 Purchase and Sale of Shares.

                  (a) Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Shares, in exchange for payment of the Purchase Price by Buyer. Seller shall transfer all of the Shares of LKC to Buyer at Closing.

                  (b) As consideration for the transfer by Seller of the Shares to Buyer, Buyer agrees to:

                  (i) at the Closing pay to Seller an amount equal to $5 million, plus accrued interest thereon in accordance with Section 2.3, subject to any adjustment as provided by Section 2.2;

                  (ii) pay to Seller, within 120 days of December 31, 1997, 1998 and 1999, respectively, an amount in dollars equal to 30% of the annual net income before taxes of LKC for such year (as defined in LKC's audited financial statements for such year); provided, however, that the aggregate amount of all payments made pursuant to this clause (ii) shall not exceed $2.5 million;


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                  (iii) pay to Seller, within 120 days of December 31, 1997,
1998 and 1999, an amount in dollars equal to 40% of the annual net income before taxes of LKC for such year (as defined in LKC's audited financial statements for such year) provided, however, that no amount need be paid under this clause
(iii) until the date when the aggregate amount of annual net income after taxes of LKC (as defined in LKC's audited financial statements for such year), after deduction of any amount paid to Seller pursuant to clause (ii) above, shall exceed $5 million; and provided, further, that the aggregate amount of all payments made pursuant to this clause (iii) shall not exceed $2.5 million (the aggregate of all sums payable by Buyer pursuant to clauses (i), (ii) and (iii) shall constitute the "Purchase Price").

                  (c) Notwithstanding anything to the contrary herein, Buyer and Seller agree that, for the purposes of calculating the annual net income of LKC in connection with this Section 2.1, all annual or interim financial statements of LKC for each fiscal year (commencing with the fiscal year starting on January 1, 1997) and each interim period during such fiscal years shall be prepared or restated, as the case may be, in accordance with the accounting policies set forth in Schedule 2.1 hereto.

                  (d) Buyer and Seller agree that Buyer may satisfy its obligations under clauses (ii) and (iii) of paragraph (b) above by causing LKC to make payments of such amounts directly to Seller. Buyer agrees to indemnifying Seller and its Affiliates (and any director or officer thereof) and hold them harmless from all and any liability to third parties arising from any such payment by LKC and to reimburse them for any costs or expenses (including reasonable fees of legal counsel) incurred by any of them in connection therewith.

                  Section 2.2 Purchase Price Adjustments. On or prior to Closing, Seller and Buyer shall have established a list of all intercompany accounts between LKC and Seller and its Affiliates, other than the intercompany accounts set forth in Section 6.2(b), which list shall become, as of the date thereof, an integral part of this Agreement for all purposes hereunder. Such list shall set forth in reasonable detail the difference between (i) the aggregate amounts owed by LKC to Seller or its Affiliates and (ii) the aggregate amounts owed to LKC by Seller or its Affiliates, in each case with accrued interest thereon (calculated on the basis of the actual number of days elapsed divided by 360) at the rate of 8.25% for the period up to, but excluding, the Closing Date. The amount to be paid by Buyer pursuant to Section 2.1(b)(i) shall be increased by the amount of such difference if the aggregate amounts owed by LKC are greater than the aggregate amounts owned to LKC, in each case to Seller or its Affiliates, and shall otherwise be decreased by the amount of such difference. Upon payment of the amount set forth in Section 2.1(b)(i) as adjusted by this
Section 2.2, all such intercompany accounts will be extinguished.

         Section 2.3 Effective Date; Closing; Delivery and Payment Effective
Date.

         (a) Subject to the Closing taking place in accordance with this Section 2.3, the parties agree that for the purposes of this Agreement all transactions contemplated under Sections 2.1(a), 2.2(b)(i), and 2.2 shall be deemed to have been consummated, and the obligations of the parties pursuant to such Sections shall be deemed to have been performed, on the Effective Date.

         (b) The closing ("Closing") shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 10:00 AM on April 3, 1997 unless otherwise mutually agreed by the parties. The date on which Closing occurs is herein after referred to as the "Closing Date."

         (c) On the Closing Date, (i) Seller shall deliver to Buyer certificates representing the Shares duly endorsed and in form for transfer to Buyer and (ii) Buyer shall pay to Seller the amount set forth in Section 2.1(b)(i) (as adjusted pursuant to Section 2.2) in immediately available funds to an account designed by Seller (which account shall be designated not less than two business days prior to Closing)

         (d) The parties agree that all amounts payable on Closing as set forth in paragraph (c) above shall be paid with accrued interest thereon (calculated on the basis of the actual number of days elapsed divided by 360) at the rate of 8.25% for the period from, and including, the Effective Date to, and excluding, the Closing Date.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows with respect to itself:

         Section 3.1 Organization and Authority of Seller. Seller has been duly incorporated, is validly existing and is in good standing under the laws of the State of New York, with full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles, and no other proceedings on its part are necessary to authorize this Agreement and the consummation to the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Seller nor the compliance with its terms and provisions by Seller will (a) violate any provision of its certificate of incorporation or by-laws; (b) subject to obtaining any consents referred to in Section 3.3, conflict with or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any of the rights or obligations of Seller or result in a loss of any benefit to which Seller is entitled under, any contract, franchise, license, agreement, lease, indenture or other instrument to which Seller is a party; or (c) to Seller's knowledge, as the case may be, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court of governmental authority to which it is subject, except where, in all cases, individually or in the aggregate such violation, conflict, breach, termination, default, cancellation, acceleration or loss would not be reasonably likely to prohibit or materially impair or delay Seller's performance of its obligations under this Agreement.

         Section 3.2 Capitalization of LKC. Seller represents and warrants that the Shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Seller. Seller has good and valid title to the Shares and, upon consummation of the transactions contemplated in this Agreement, shall have transferred such title to the Shares to Buyer pursuant to the terms of this Agreement, free and clear of any liens, charges, pledges, security interests, adverse claims or other encumbrances (collectively, "Encumbrances"), other than such Encumbrances which were incurred by Buyer or caused to be incurred by LKC by Buyer or as a result of the transactions contemplated by this Agreement. There are no preemptive or other outstanding rights, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Seller is or may become obligated to vote, issued, assign or transfer any shares of the capital stock, or rights or warrants to acquire, or securities convertible into shares of capital stock, of LKC.

         Section 3.3 Consents and Approvals. Except for any consents to be obtained by LKC pursuant to any agreement to which it is a party which Buyer shall obtain or cause to be obtained prior to Closing, the execution, delivery and performance of this Agreement by Seller will not require Seller to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any

Person, except for such consents, waivers, authorizations or approvals other than those the failure of which to obtain would not be reasonably likely to prohibit or materially impair or delay Seller's performance of its obligations under this Agreement.

         Section 3.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         Section 4.1 Organization and Authority of Buyer. Buyer has been duly incorporated, is validly existing and is in good standing under the laws of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and the consummation of transactions contemplated hereby. Neither the execution and delivery of this Agreement nor compliance by Buyer with its terms and provisions will (a) violate any provision of the certificate of incorporation or by-laws of Buyer of LKC; (b) subject to obtaining the consents referred to in Section 4.4, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Buyer or LKC, or result in a loss of any benefit to which Buyer or LKC is entitled under, any contract, franchise, license, agreement, lease, indenture or other instrument to which Buyer or LKC is a party; or (c) to the knowledge of Buyer, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, degree or other restriction of any court of governmental authority to which buyer of LKC is subject, except where, in all cases, such a violation would not be reasonably likely to prohibit or materially impair or delay Buyer's performance of its obligations under this Agreement or have a Material Adverse Effect.

         Section 4.2 Financial Capability. On the Closing Date, Buyer will have sufficient funds to purchase the

Shares on the terms and conditions contemplated by this Agreement.

          Section 4.3 Securities Act. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer Acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

          Section 4.4 Consents and Approvals. The execution, delivery and performance of this Agreement will not require Buyer or LKC to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person.

          Section 4.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                   ARTICLE V

                                  TAX MATTERS

          SECTION 5.1 TAX SHARING. Any and all tax sharing agreements and arrangements shall be cancelled as between

Seller and/or SGI, on the one hand, and LKC, on the other, and no further payments shall be made by LKC to Seller and/or SGI, or by Seller and/or SGI to LKC, pursuant thereto.

          Section 5.2 Tax Indemnification. (a) Schneider Electric Holdings, Inc., as the common parent of the federal income tax consolidated return group of which Seller is a member on the Effective Date, and Buyer shall make an election under Section 338(h) (10) of the Code (and any corresponding elections understate, local and foreign tax law) (collectively the "Election") with respect to the purchase of the Shares. Seller shall pay any Taxes attributable to the making of the Election and shall indemnify the Buyer and LKC and hold them harmless from any and all liabilities for any such Taxes) attributable to an election under state, local and foreign tax similar to the election available under Section 338 of the Code (or which results from the making of an election under Section 338 of the Code) with respect to the purchase of the Shares. Schneider Electric Holdings, Inc. and Buyer shall execute the Election, substantially in the form attached as Schedule 5.2(a), and shall file it as soon as possible thereafter and not later than 60 days following the Closing (and Buyer agrees and acknowledges that Schneider Electric Holdings, Inc. shall have the right to execute and file the Election jointly with Buyer). Seller and Buyer agree to treat any additional Purchase Price paid pursuant to Sections 2.1(b)(ii) and 2.1(b)(iii) and any amounts paid pursuant to Section 5.9 in accordance with section 338(h)(10) of the Code and the regulations thereunder as of the date such amounts are paid.

          (b) Seller hereby agrees to indemnify Buyer and hold it harmless from all liability for Taxes imposed on LKC for any taxable year or period ending on or before the Effective Date and, in the case of any taxable year or period beginning before and ending after the Effective Date, the portion of such period ending on the Effective Date (the "Pre-Closing Tax Period"). Notwithstanding the preceding sentence, Buyer specifically acknowledges that Seller is not indemnifying Buyer or LKC for any claim for Taxes which would adversely affect the liability for Taxes of the Buyer or LKC for any period after the Effective Date, which arises from any tax authority's recharacteriztion of the tax consequences of the Election. Seller shall be entitled to all refunds of which Taxes which apply to a period or portion thereof ending on or before the Effective Date. Notwithstanding the preceding sentence, LKC shall be entitled to retain all refunds and obligated to make all payments associate with the filing of the 1996 state income tax returns described in attached Schedule 5.2(b).

         (c) Buyer hereby agrees to indemnify Seller and its Affiliates and hold them harmless from all liability for Taxes imposed on LKC for any taxable year or period beginning after the Effective Date and, in the case of any taxable year or period beginning before and ending after the Effective Date, the portion of such period beginning after the Effective Date, except as otherwise expressly provided in Section 5.2(a).

         (d) Whenever it is necessary to determine liability for Taxes for a portion of a taxable year of period beginning before and ending after the Effective Date, the determination shall be made assuming that there was a closing of the books on the Effective Date, except that Taxes (other than Taxes measured by net income or gains), exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

         Section 5.3 Tax Returns. Subject to review and approval by Seller, LKC shall prepare and file or cause to be filed when due all Tax Returns, including the 1996 consolidated federal income tax return of SGI, Seller and LKC, that are required to be filed by or with respect to LKC for taxable years or periods in the last sentence of Section 5.2(b), Seller shall pay (or reimburse LKC for) any Taxes due in respect of such Tax Returns. Subject to review and approval by Seller, LKC shall prepare and file or cause to be filed when due all Tax Returns, including the 1996 consolidated federal income tax return of SGI, Seller and LKC, that are required to be filed by or with respect to SGI and/or Seller for taxable years or periods ending before the Effective Date. Seller shall pay (or reimburse LKC for) any Taxes due in respect of such Tax Returns. Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to LKC for taxable years or periods ending after the Effective Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to LKC as a result of the making of the Election described in Section 5.2(a). Seller shall pay LKC the Taxes for which Seller is liable pursuant to Section 5.2(b) but which are payable with Tax Returns to be filed by LKC pursuant to this Section 5.3 within 10 days prior to the due date for the payment of estimated Taxes in accordance with the requirements of federal, state and local laws and regulations, provided that promptly upon filing by LKC of any Tax Return for the period in respect of which such estimated taxes were paid, (i) LKC shall reimburse Seller for the difference between (A) the amount paid by Seller pursuant to this Section 5.3 and (B) the amount payable by LKC pursuant to such Tax Return, if such amount is positive.

and (ii) Seller shall reimburse LKC for the amount of such difference, if such amount is negative.

         Section 5.4 Contest Provision. (a) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its Affiliates or LKC of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of LKC for which Seller would be required to indemnify Buyer pursuant to Section 5.2 (a) or 5.2 (b), provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder, except to the extent that Seller is prejudice by such failure to notify. Seller shall have the sole right to represent LKC's interests in any tax audit or administrative or court proceeding relating to (i) the making of the Election described in Section 5.2
(a) or (ii) taxable periods ending before the Effective Date as described in
5.2 (b), and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes of the Buyer or LKC for any period after the Effective Date to any extent (including, but not limited to, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified Buyer against the effects of any such settlement.

         (b) Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Effective Date which may be the subject of indemnification by Seller pursuant to Section
5.2 (b) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such tax claim. Neither Buyer nor LKC may agree to settle any tax claim for the portion of the year or period ending on the Effective Date which may be the subject of indemnification by Seller under
Section 5.2 (b) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

         Section 5.5 Assistance and Cooperation. (a) After the Closing Date, each of Seller and Buyer shall:

         (i) to the extent reasonably requested, assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article V;

         (ii) to the extent reasonably requested, cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax returns of LKC, SGI or Seller;

         (iii) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of LKC, SGI or Seller;

         (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of LKC, SGI or Seller for taxable periods for which the other may have a liability under this Article V; and

         (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

         (b) Within 180 days after the Closing Date, Buyer and LKC shall use their best efforts to supply Seller with all accounting and tax records of LKC, SGI and Seller necessary to sufficiently document the federal and state tax attributes retained by Seller, SGI and LKC for all relevant Pre-Closing Tax Periods. These accounting and tax records shall include, but not necessarily be limited to, federal and state tax returns, audited financial statements and general ledgers for 1983-1996. Seller shall provide a written request to Buyer and LKC of any additional records required within this 180 day period. Seller agrees to cooperate fully with Buyer and LKC to minimize the potential business disruption to Buyer and LKC associated with supplying these records.

         Section 5.6 Post-Closing Actions Which May Affect Seller's Liability for Taxes. Except to the extent required by law, neither Buyer nor LKC shall, and each of Buyer and LKC agrees to use its best efforts to cause its Affiliates not to, without the prior written consent of Seller, amend and Tax Return filed by, or with respect to, LKC (during any taxable period, or portion thereof, ending before the Effective Date) for any taxable period, or portion thereof, beginning before the Effective Date.

         Section 5.7 Computation of Losses Subject to Indemnification. The amount of any liability or loss for which indemnification is provided under this Agreement shall be computed net of the Tax benefit or savings realized or realizable with respect to such liability or loss.

         Section 5.8 Transfer Taxes. Buyer shall be liable for all sales, transfer or other similar Taxes arising from the sale of the Shares.

         Section 5.9 Alternative Minimum Tax Credits. In the event Seller (including, for purposes of this Section, any successor in interest to Seller) shall claim any alternative minimum tax credit related to the Company, then

Seller shall pay Buyer within 30 days after filing of the return on which Seller has claimed such credit an amount in cash equal to the amount of the credit then claimed by Seller up to an aggregate amount of $658,621. Buyer and Seller agree to treat any such payment as a reduction of the Purchase Price.

                  Section 5.10 Survival of Obligations. The obligations of the parties set forth in this Article shall be unconditional and absolute and shall remain in effect without limitation as to time.

                                   ARTICLE VI

                        CERTAIN COVENANTS AND AGREEMENTS
                              OF SELLER AND BUYER

                  Section 6.1 Conduct of Business. Prior to closing, and except as otherwise expressly permitted by this Agreement or consented to or approved by Buyer in writing, Seller covenants and agrees that, without the express consent of Buyer:

                  (a) Seller shall not use its rights as a shareholder of LKC to allow or cause LKC to operate its business in any manner other than in the ordinary and usual course consistent with past practice;

                  (b) Seller shall not use its rights as a shareholder of LKC to allow or cause LKC to (i) change or amend its certificate of incorporation or by-laws, (ii) authorize, issue or sell any shares of capital stock, or authorize, issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of capital stock or enter into any agreement obligating it to do any of the foregoing or (iii) declare or set aside for payment any dividends or other distributions, except for constructive dividends resulting from the loan forgiveness contemplated by Section 6.2(b);

                  (c) Seller shall not use its rights as a shareholder of LKC to allow or cause LKC to, directly or indirectly, redeem, purchase or otherwise acquire any of the Shares; and

                  (d) Seller shall not use its rights as a shareholder of LKC to allow or cause LKC to merge or consolidate with or into any other Person.

                  Section 6.2 Certain Obligations of the Parties.

                  (a) Buyer shall provide for the release, on or prior to the Closing of all guarantees or contingent payment obligations of Seller or any of its Affiliates with respect to LKC, including, but not limited to, (i) the indemnification obligations of Seller and Schneider for the 63rd Street and White Plains Projects and (ii) all obligations under the outstanding general agreement of indemnity, dated December 15, 1989, between Spie Enertrans and St. Paul Seaboard.

                  (b) On or prior to Closing, Buyer shall arrange for the SGI Note now due and owing by SGI TO LKC to be discharged or otherwise forgiven by LKC in a manner satisfactory to Seller, including, without limitation, any indemnity reasonably requested by Seller.

                  (c) LKC shall retain the Safe Harbor Lease. For all purposes of this Agreement, the parties shall treat the Safe Harbor Lease as disposed of, and consequently terminated, in connection with the deemed asset sale under the Election. Seller agrees to indemnify LKC against any losses sustained by LKC as a result of any claim that any consent was required in connection with such deemed asset sale.

                  Section 6.3 Retention of Books and Records. Buyer shall cause LKC to retain, until all applicable tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to LKC, SGI and Seller in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Seller or its agents at Seller's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After the expiration of such period, no such books and records shall be destroyed by Buyer without first advising the tax director of Seller in writing detailing the contents thereof and giving Seller at least 120 days to obtain possession thereof. Seller agrees that such records will be kept strictly confidential and used only for tax purposes.

          Section 6.4 Closing Date Financial Information. For a period of one year from and after the Closing Date, to the extent reasonably necessary for Seller, SGI or their Affiliates to prepare consolidated financial statements or any governmental permits, licenses or required filings and to comply with reporting obligations in respect thereof, upon written request of Seller, LKC shall provide, and Buyer shall use it best efforts to cause LKC to provide, to Seller, SGI and their accountants within a reasonable period of time (in light of Seller's and SGI's needs) such computer support, access to employees and Buyer's accountants and financial information of LKC as of the Closing Date as Seller and SGI may reasonably request in the format customarily required by Seller, SGI or their Affiliates and, upon Seller's or SGI's request, it will be accompanied by supplemental financial schedules customarily required by Seller, SGI or their Affiliates in support of such financial information. Seller agrees that it shall, and that it shall use reasonable efforts to ensure that its Affiliates shall, keep such records strictly confidential and use such records only for tax purposes.

          Section 6.5 Registrations, Filings and Consents. Seller and Buyer shall cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby.

          Section 6.6  Further Assurances.  At any time after the Closing
Date, each of Seller and Buyer shall, and Buyer agrees to cause LKC to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Seller, Buyer as the case may be, and necessary for each of Seller and Buyer, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

          Section 7.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

          (a) Each of the representations and warranties of Seller contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date

(except (i) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (ii) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at Closing certificates to that effect dated as of the Closing Date and executed on behalf of Seller by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

          (b) Seller shall have delivered to Buyer resignations of all directors of LKC who are not also employees of LKC.

          (c)  Seller and Buyer shall have established the list set forth in
Section 2.2.

          (d) SGI and LKC shall have entered into an agreement providing for the assignment to LKC of certain intellectual property rights and the assumption by LKC of certain obligations under such intellectual property rights (the "Assignment and Assumption Agreement").

          Section 7.2  Conditions to Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Seller on or prior to the Closing Date of each of the following conditions;

                  (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (ii) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Seller shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of Buyer by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

                  (b) Seller shall have received from Lex A. Passman, general counsel of Buyer, an opinion, dated as of the Closing Date, substantially in the form of Schedule 7.2(b) hereof.

         (c) Seller and Buyer shall have established the list set forth in
Section 2.2.

         (d) SGI and LKC shall have entered into the Assignment and Assumption Agreement.


                                  ARTICLE VIII

                                  TERMINATION

         SECTION 8.1 Termination. This Agreement my be terminated at any time prior to Closing.

         (a) by agreement of Seller and Buyer;

         (b) by Seller or Buyer, by giving written notice of such termination to the other parties hereto, if (x) any condition to the terminating party's obligations hereunder has not been satisfied or waived and (y) Closing shall not have occurred on or prior to April 4, 1997; provided that the terminating party is not in material breach of its obligations under this Agreement;

         (c) by Seller or Buyer, by giving written notice of such termination to the other parities hereto, if (x) each condition thereto shall have been satisfied or waived and (y) Closing shall not have occurred on or prior to March 31, 1997; provided that the terminating party is not in material breach of its obligations under this Agreement;

         (d) by Seller or Buyer if there shall be in effect any law or regulation that prohibits the consummation of Closing or if consummation of Closing would violate any non-applicable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

         (e) by Seller if Closing shall not have occurred on or prior to 10 Business Days following the satisfaction of all the conditions to Closing set forth in Section 7.1 hereof as a result of any action or inaction by Buyer.

         Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto (or any of their respective Affiliates, representatives, directors, officers or employees) shall have any liability to the other party hereto contained in this Section 8.2 and in Sections 10.2 and 10.3 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

                    Section 9.1 Survival of Representations,

          Warranties, Covenants and Agreements; Knowledge of Breach.

         (a) Notwithstanding any otherwise applicable statute of limitations, the representations and warranties included or provided for herein shall survive Closing until one year after the Closing Date; provided, however, that any representation or warranty contained in Section 4.3 and Article V hereof shall survive Closing until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters. The covenants and other agreements contained in this Agreement shall survive Closing until the date or dates specified therein or the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later. Except with respect to the representations, warranties, covenants and agreements contained in Article V hereof, in no event shall Buyer be liable to Seller or Seller be liable to Buyer, as the case may be, for any breach of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all claims for which damages are recoverable hereunder by Buyer or Seller, as the case may be, exceed $1,000,000 (the "Deductible"), in which case Buyer or Seller, as the case may be, shall be entitled to damages in an amount up to the Purchase Price in the aggregate; provided, however, that Buyer or Seller, as the case may be, shall be liable only for the amount by which all such recoverable damages exceed the Deductible;

provided, further that no such Deductible shall apply in connection with the indemnification obligations provided in Section 6.2(c) hereof.

         (b) No party hereto shall be deemed to have breached any representation, warranty, covenant or agreement if (i) such party shall have notified the other parties hereto in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty, covenant or agreement, specifically referring to the provisions of this Agreement so breached or rendered inaccurate, and (ii) such other parties have permitted Closing to occur and, for purposes of this Agreement, are thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 9.1(b) shall not prejudice the rights of the parties pursuant to Article VII hereof not to consummate the transactions contemplated by this Agreement or to recover damages incurred as a result of such breach or inaccuracy.

         Section 9.2  Indemnification.

         (a) For a period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 9.1(a) hereof, Seller, on the one hand, or Buyer, on the other hand (the "Indemnifying Party"), shall, subject to the limitations set forth in

Sections 9.1(a) and 9.1(b) hereof, indemnify respectively Buyer, on the one hand, or Seller, on the other hand, as the case may be (the "Indemnified Party"), against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any claims covered hereby) sustained or incurred arising out of any breaches of the Indemnifying Party's representations, warranties, covenants and agreements set forth in this Agreement (other than representations, warranties, covenants and agreements set forth in Article V, as to which the indemnification provisions set forth in
Article V shall govern), in each case net of any related tax deduction or other tax benefit. Any payments pursuant to this Section 9.2 or Article V shall be treated as an adjustment to the Purchase Price for all Tax purposes.

         (b) The indemnity provided herein as it relates to this Agreement and the transactions contemplated by this Agreement shall be the sole and exclusive remedy of the parties hereto, their Affiliates, successors and assigns with respect to any and all claims for losses, damages, liabilities, costs and expenses sustained or incurred arising out of this Agreement and the transactions contemplated by this Agreement, except for the right of the parties hereto to seek specific performance of the obligations set forth in Article II of this Agreement.

         Section 9.3 Method of Asserting Claims, etc.

         (a) All claims for indemnification by any Indemnified party hereunder shall be asserted and resolved as set forth in this Section 9.3, except for claims pursuant to Article V hereof (as to which the provisions of Article V shall be applicable).

         (b) In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "Third Party Claim Notice") and in the event that an Indemnified Party shall assert a claim for indemnity under this Article IX, not including a third party claim, the Indemnified Party shall notify the Indemnifying Party promptly following its discovery of the facts or circumstances giving rise thereto (together, with a Third Party Claim Notice, a "Claim Notice"); provided that no such notice need be provided to an Indemnifying Party if the Deductible has not been exceeded and will not be exceeded by such claim or demand; and provided, further, that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Third Party Claim Notice (except that such a period shall be decreased to a time 10 days before a scheduled appearance date in a litigated matter) (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in
Section 9.1 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and by counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, or which would otherwise have a material adverse effect on, the Indemnified Party or any subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion of any such claim or demand as to which such defense is unsuccessful (and all reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other documents relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its best efforts in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of expenses directly related to efforts undertaken at the specific request of the Indemnifying Party.

                                   ARTICLE X

                                 MISCELLANEOUS

         Section 10.1 Amendment and Modification; Waiver. This Agreement may be amended or modified only in writing, signed by Seller and Buyer, at any time prior to Closing with respect to any of the terms contained herein. At any time prior to Closing either Seller or Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party granting such extension or waiver.

         Section 10.2 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

         Section 10.3 Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange upon which the securities upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto (which approval shall not be unreasonably withheld); provided, however, that, to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

         Section 10.4 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

         Section 10.5 Entire Agreement. This Agreement (including all schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         Section 10.6 Fulfillment of Obligations. Any obligation of any party to the any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

         Section 10.7 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Seller, Spie Enertrans, Buyer, LKC or their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

          Section 10.8 Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion therein shall expressly not be deemed to constitute an admission by Seller, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

          Section 10.9 Counterparts. This Agreement and any amendments hereto may be executed in on or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

          Section 10.10 Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 10.11 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telecopy, telex or telegram or by registered or certified may (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                              (a)  if to Seller, to:

                                   COMSTOCK GROUP, INC.
                                   c/o Square D Company
                                   1415 S. Roselle Road
                                   Palatine, Illinois 60067
                                   Telephone:  (847) 925-3498
                                   Facsimile:  (847) 925-7419

                                        Attention:  General Counsel

                              With a copy to:

                                   Sullivan & Cromwell
                                   125 Broad Street
                                   New York, New York 10004
                                   Telephone: (212) 558-4000
                                   Facsimile: (212) 558-3588

                                        Attention:  Allan M. Chapin, Esq.

                              (b)  if to Buyer, to:

                                        LKC Acquisition Corp.
                                        One North Lexington Avenue
                                        White Plains, NY 10601
                                        Telephone: (914) 323-3000
                                        Facsimile: (914) 285-9879
                                        Attention: General Counsel

Any notice given by mail or telegram shall be effective when received. Any notice given by telex shall be effective when the appropriate telex or telecopy answerback is received.

          Section 10.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PRECEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE

TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS:") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OR PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.1 OF THIS AGREEMENT. SELLER IRREVOCABLY DESIGNATES CT CORPORATION AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS AND MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND BUYER STIPULATES THAT SUCH CONSENT AND APPOINTMENT ARE IRREVOCABLE AND COUPLED WITH AN INTEREST.

          Section 10.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidty or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.



                                  COMSTOCK GROUP, INC.



                                  By: /s/
                                     --------------------------------
                                     Name: /s/
                                     Title: /s/



                                  LKC ACQUISITION CORP.




                                  By: /s/
                                     --------------------------------
                                     Name: /s/
                                     Title: /s/

                                   AGREEMENT

     This Agreement dated as of January 8, 1998, among Comstock Group, Inc., a New York corporation ("CGI"), LKC Acquisition Corp., a Delaware corporation ("LAC") and L.K. Comstock & Company, Inc., a New York corporation ("LKC").

     WHEREAS, pursuant to a Stock Purchase Agreement dated April 3, 1997 (the "Stock Purchase Agreement"), CGI sold all of the issued and outstanding shares of capital stock of LKC to LAC.

     WHEREAS, the Stock Purchase Agreement sets forth the continuing rights and obligations of the parties with respect to certain matters set forth in the Stock Purchase Agreement, including but not limited to, cooperation as to tax matters (Section 5.5(b)) and alternative minimum tax credits (Section 5.9).

     WHEREAS, the parties desire to modify, amend, clarify or resolve certain issues associated with the sections of the Stock Purchase Agreement noted above.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

     1. CGI acknowledges the satisfactory delivery of those accounting and tax records designated in the following schedule in accordance with Section 5.5(b) of the Stock Purchase Agreement. LAC and LKC shall each use their best efforts to provide to CGI or its designated representatives, pursuant to
Section 5.5(b) of the Stock Purchase Agreement, the following accounting and tax records in accordance with the following schedule:

     Audited Financial Statements                    Complete
     Consolidated Tax Returns                        Complete
     State Tax Returns                               January 15, 1998
     State NOL's                                     January 15, 1998
     State Audit Reports/Adjustments                 January 15, 1998
     Federal Audit Reports/Adjustments               January 15, 1998
     Subsidiary Sale Agreements                      January 15, 1998
     Tax Attribute Carryforward Workpapers           January 15, 1998
     General Ledgers and Trial Balances              January 15, 1998
     Accounts Payable                                To Be Determined
     Journal Entries                                 To Be Determined
     Tax Schedules and Workpapers                    To Be Determined
     Fixed Assets and Depreciation Schedules         To Be Determined
     Bank Statements                                 To Be Determined

     1(b). After delivery of the accounting and tax records described herein, and upon reasonable notice, CGI, or its successors, shall use its best efforts to make available to LAC or LKC those accounting and tax records which shall have been requested by LAC or LKC.

     2. In complete satisfaction of its obligation under Section 5.9 of the Stock Purchase Agreement, CGI shall pay to LKC the sum of $500,000 on January 9, 1998. CGI shall have no obligation to pay any amount to LAC or LKC with respect to any State of New York alternative minimum tax credits.

     3. Except as otherwise set forth in this Agreement, the terms and provisions of the Stock Purchase Agreement shall remain in full force and effect.

     4. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     5. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided that CGI may assign this Agreement to any affiliate without prior written consent.

     6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

        IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.


                                COMSTOCK GROUP INC.

                                By: /s/ Richard J. O'Shanna
                                    -----------------------------

                                Name: Richard J. O'Shanna

                                Title: Vice President & Assistant
                                       Secretary


                                LKC ACQUISITION CORP.

                                By: /s/ Michael R. Azarela
                                    -----------------------------

                                Name: Michael R. Azarela

                                Title: Chairman


                                L.K. COMSTOCK & COMPANY, INC.

                                By: /s/ Pierre H. Lescaut
                                    -----------------------------

                                Name: Pierre H. Lescaut

                                Title: CEO

                                SECOND AMENDMENT



         This SECOND AMENDMENT dated as of May 20, 1998 by and between Spie Group Inc. a Delaware corporation ("SGI"), on its own behalf and on behalf of Comstock Group, Inc. ("CGI"), and Comstock Holdings Inc. a Delaware corporation ("CHI") amend that certain stock Purchase Agreement dated as of April 3, 1997 by and between the parties hereto or their predecessors (the "Agreement").

         WHEREAS, subsequent to the date of the Agreement, LKC Acquisition Corp. changed its name to Comstock Holdings Inc. and CGI merged with and into SGI, such that SGI was the surviving corporation, and

         WHEREAS, pursuant to the Agreement CGI sold all the issued and outstanding shares of capital stock of L.K. Comstock & Company, Inc. ("LKC") to CHI, and

         WHEREAS, the parties desire to modify and amend certain sections of the Agreement and provide for certain consents under the Indemnity and Cooperation Agreement dated as of April 3, 1997 by and between Spie Enertrans S.A., CGI, LKC and CHI (the "Indemnity Agreement").

         NOW THEREFORE, in consideration of the mutual convenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

         1. Sections 2.1(b)(ii) and (iii) and Section 2.1 (c) are deleted in their entirety and replaced by the following new Section 2.1 (b)(ii):

                  (ii) pay to Seller on or before September 9, 1998 the amount of $1.6 million;"

         2. Should said sum of $1.6 million not be paid by September 9, 1998, SGI or CHI may declare this Second Amendment null and void by giving written notice to the other party pursuant to Section 10.11 of the Agreement, upon which event the Agreement shall continue in full force and effect in accordance with its terms as if this Second Amendment had not been executed.

         3. Said payment when made shall fulfill and release all payment obligations of CHI under Sections 2.1 and 2.2 of the Agreement.

         4. SGI expressly consents on its behalf and on behalf of CGI pursuant to Sections 4 and 5 of the Indemnity Agreement, without regard to whether such consent is required thereunder, to the merger of CHI into a subsidiary of RailWorks Corporation ("RailWorks") pursuant to a plan of merger by which CHI will become a wholly-owned subsidiary of RailWorks.

         5. SGI and CHI shall, at the reasonable request of the other party, execute such other and further documents as may be necessary or desirable to effectuate the intent of this Second Amendment.

         6. Except as otherwise set forth in this Second Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

         7. This Second Amendment contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         8. No party to this Second Amendment may assign any of its rights or obligations hereunder except wit the prior written consent of the other party hereto; provided that CHI may assign its payment obligations hereunder to an affiliate without prior written consent.

         9. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

         IN WITNESS WHEREOF, the Second Amendment has been signed on behalf of each of the parties hereto as of the date first above written.



                                    SPIE GROUP, INC., on its own behalf and
                                     on behalf of COMSTOCK GROUP, INC.



                                    By: /s/ Authorized Signature
                                       ------------------------------------
                                       Name:
                                       Title:


                                    COMSTOCK HOLDINGS INC.



                                    By: /s/ Authorized Signature
                                       -----------------------------------
                                       Name:
                                       Title:



                                       2